Exhibit 99.1

F O R    I M M E D I A T E     R E L E A S E

January 31, 2005
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800

Health Care REIT, Inc.
Reports Fourth Quarter and Year End Results

Increases 2005 Quarterly Dividend Rate

Toledo, Ohio, January 31, 2005........Health Care REIT, Inc. (NYSE/HCN) today announced operating results for its fourth quarter and year ended December 31, 2004.

“We enhanced the foundation for the future growth of Health Care REIT during 2004,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “We incorporated a new contingency-based rental escalator in our lease structure, which provides for internal growth in FFO and FAD. We are pleased to have added $522 million of net new investments and six new operators. While we are disappointed that unanticipated G&A expenses and asset dispositions and transitions have caused us to miss our earnings estimate for 2004 and reduce our guidance for 2005, the company is positioned to generate strong recurring FAD per share growth in the range of 10-14% in 2005. As a result of this positive outlook, the Board of Directors approved an increase in the common stock dividend to $0.62 per quarter from $0.60 per quarter commencing with the May 2005 dividend.”

As previously announced, the Board of Directors declared a dividend for the quarter ended December 31, 2004 of $0.60 per share as compared to $0.585 per share for the same period in 2003. The dividend represents the 135th consecutive dividend payment. The dividend will be payable February 22, 2005 to stockholders of record on January 31, 2005.

4Q04 Earnings Release	January 31, 2005

Summary of Fourth Quarter Results
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003
Revenues	$68,794	$60,215
Net Income Available to Common Stockholders	$15,767	$16,935
Funds From Operations	$37,299	$33,205
Funds From Operations - Adjusted(1)	$37,299	$35,997
Funds Available for Distribution	$35,642	$25,302
Funds Available for Distribution - Adjusted(1)	$35,642	$28,094
Net Income Per Diluted Share	$0.30	$0.34
FFO Per Diluted Share	$0.71	$0.66
FFO Per Diluted Share - Adjusted(1)	$0.71	$0.72
FAD Per Diluted Share	$0.68	$0.50
FAD Per Diluted Share - Adjusted(1)	$0.68	$0.56
Dividend Per Share	$0.60	$0.585
FFO Payout Ratio	85%	89%
FFO Payout Ratio - Adjusted(1)	85%	81%
FAD Payout Ratio	88%	117%
FAD Payout Ratio - Adjusted(1)	88%	104%

(1) Excludes impairment charges in 2003.

Summary of Year to Date Results
(In thousands, except per share data)

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003
Revenues	$251,395	$196,739
Net Income Available to Common Stockholders	$72,634	$70,732
Funds From Operations	$146,742	$119,463
Funds From Operations - Adjusted(1)	$147,056	$125,045
Funds Available for Distribution	$132,950	$104,535
Funds Available for Distribution - Adjusted(1)	$133,264	$110,117
Net Income Per Diluted Share	$1.39	$1.60
FFO Per Diluted Share	$2.82	$2.70
FFO Per Diluted Share - Adjusted(1)	$2.82	$2.83
FAD Per Diluted Share	$2.55	$2.36
FAD Per Diluted Share - Adjusted(1)	$2.56	$2.49
Dividend Per Share	$2.385	$2.34
FFO Payout Ratio	85%	87%
FFO Payout Ratio - Adjusted(1)	85%	83%
FAD Payout Ratio	94%	99%
FAD Payout Ratio - Adjusted(1)	93%	94%

(1) Excludes preferred stock redemption charge in 2003 and impairment charges in 2003 and 2004.

The company had a total outstanding debt balance of $1.2 billion at December 31, 2004, as compared with $1.0 billion at December 31, 2003, and stockholders’ equity of $1.3 billion, which represents a debt to total book capitalization ratio of 47 percent. The debt to total market capitalization at December 31, 2004 was 34 percent. The company’s coverage ratio of EBITDA to interest was 3.24 to 1.00 for the twelve months ended December 31, 2004. The company’s coverage ratio of EBITDA to fixed charges was 2.77 to 1.00 for the twelve months ended December 31, 2004.

Impairments and Write-offs. During the fourth quarter of 2004, the company transitioned a portfolio of 11 properties from an underperforming operator to three new operators. As a result of the transition, the company incurred a $3.8 million write-off relating to outstanding loans with the prior operator. In addition, during the third quarter of 2004, the company incurred an impairment charge of $314,000 on one property to reduce its book value to fair market value.

Straight-line Rent. The company recorded $1.7 million and $13.8 million of straight-line rent for the three and twelve months ended December 31, 2004, respectively. Straight-line rent is net of $3.0 million and $8.1 million in cash payments outside the normal monthly rental payments for the three and twelve month periods, respectively.

4Q04 Earnings Release	January 31, 2005

2004 Earnings Shortfall. During the fourth quarter, general and administrative expenses totaled $6.2 million, representing a $2.6 million increase compared to third quarter expenses. Of this $2.6 million sequential increase, approximately $2.0 million, or $0.04 per share, was not anticipated in the company’s previous 2004 guidance. Approximately half of this $2.0 million is comprised of professional services fees, with additional taxes, compensation expenses and transition costs associated with the removal of an underperforming operator comprising the remainder. The company anticipates that general and administrative expenses will total approximately $17.5 to $18.5 million for the full-year 2005.

Outlook for 2005. The company is reducing its 2005 guidance and now expects to report net income available to common stockholders in the range of $1.39 to $1.47 per diluted share and FFO in the range of $2.90 to $2.98 per diluted share. The guidance assumes net new investments of $200 million with leases that will not require rents to be straight-lined. The company expects to record straight-line rent of approximately $14 million for the full year 2005, before any payments outside the normal monthly rental payments. There are three primary factors that have contributed to the eight cent reduction in the company’s forecast relative to its previous expectations.

First, the company now anticipates dispositions of two high-yielding investments during early 2005 that were not in the previous guidance. These investments total approximately $50 million and generate a blended yield of 12.5%. Accordingly, the company has adjusted its net new investment guidance to $200 million, down from the previous estimate of $250 million. Based on an assumption that proceeds would be initially used to pay down a portion of the line of credit balance then later reinvested at an initial yield of 9.0-9.5%, this factor would represent an approximately $1.6 million, or $0.03 per share, reduction to the company’s 2005 forecast.

Second, as a result of ongoing professional services fees, the company’s current anticipated 2005 general and administrative expense of $17.5 to $18.5 million is approximately $1.0 million, or $0.02 per share, higher than previously estimated.

Third, through a successful transition process to replace an underperforming operator during the fourth quarter of 2004, the company provided one of the three replacement operators with a rent deferral during the first six months of 2005. This will result in an incremental reduction to the company’s 2005 forecast during the deferral period of approximately $1.65 million, or $0.03 per share.

Due to the increased focus on FAD, the company has now provided a reconciliation of FAD within this press release and forecasts 2005 FAD in a range of $2.65 to $2.73 per share based on estimated straight-line rent of $14 million in 2005. This $2.65 to $2.73 per share FAD guidance for 2005 represents strong 10-14% growth over 2004 recurring FAD of $2.40 per share, excluding the impact of any potential one-time cash payments the company may receive in 2005 and the actual $8.1 million in one-time cash payments received during calendar year 2004.

The company’s guidance does not account for any impairments or unanticipated additions to the loan loss reserve. Additionally, the company plans to manage itself to maintain investment grade status with a capital structure consistent with its current profile. Please see Exhibit 15 for a reconciliation of the outlooks for net income, FFO and FAD.

Dividends for 2005. The Board of Directors approved a new quarterly dividend rate of $0.62 per share per quarter ($2.48 per share annually), commencing with the May 2005 dividend, up from $0.60, the rate during 2004. The company’s dividend policy is reviewed annually during the Board of Director’s January planning session. The declaration and payment of quarterly dividends remains subject to the review and approval of the Board of Directors.

4Q04 Earnings Release	January 31, 2005

Supplemental Reporting Measures. The company believes that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be a useful supplemental measure of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.

In August 2003, the company adopted the SEC clarification of Emerging Issues Task Force (EITF) Topic D-42. To implement the clarified accounting pronouncement, the company’s 2003 results reflect a reduction in net income available to common stockholders resulting from a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, due to the redemption of the company’s 8.875% Series B Cumulative Redeemable Preferred Stock in July 2003. NAREIT has issued its recommendation that preferred stock redemption charges should not be added back to net income in the calculation of FFO. Although the company has adopted this recommendation, it has also disclosed FFO and FAD adjusted for the preferred stock redemption charge for enhanced clarity. Additionally, the company believes that the nature of the charge is non-recurring because there was not a similar charge during the two preceding years and the company does not anticipate a similar charge in the succeeding two years.

In October 2003, NAREIT informed its member companies that the SEC had changed its position on certain aspects of the NAREIT FFO definition, including impairment charges. Previously, the SEC accepted NAREIT’s view that impairment charges were effectively an early recognition of an expected loss on an impending sale of property and thus should be excluded from FFO similar to other gains and losses on sales. However, the SEC’s clarified interpretation is that recurring impairments taken on real property may not be added back to net income in the calculation of FFO. Although the company has adopted this recommendation, it has also disclosed FFO and FAD adjusted for the impairment charges for enhanced clarity.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.

FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are internal evaluation metrics utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13, 14, 15 and 16 for reconciliations of FAD, FFO and EBITDA to net income.

4Q04 Earnings Release	January 31, 2005

Conference Call Information. The company has scheduled a conference call on February 1, 2005, at 9:00 a.m. Eastern time to discuss its fourth quarter and year end results, industry trends, portfolio performance and outlook for 2005. To participate on the webcast, log on to www.hcreit.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At December 31, 2004, the company had investments in 394 health care facilities in 35 states with 50 operators and had total assets of approximately $2.5 billion. The portfolio included 234 assisted living facilities, 152 skilled nursing facilities and eight specialty care hospitals. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of the company’s portfolio; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties which it takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable results; and changes in rules or practices governing the company’s financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW

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4Q04 Earnings Release	January 31, 2005

HEALTH CARE REIT, INC.
Financial Supplement

CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)

	December 31
	2004	2003
Assets
Real estate investments:
Real property owned
Land	$208,173	$166,408
Buildings & improvements	2,176,327	1,712,868
Construction in progress	25,463	14,701

	2,409,963	1,893,977
Less accumulated depreciation	(219,536)	(152,440)

Total real property owned	2,190,427	1,741,537

Loans receivable
Real property loans	213,067	213,480
Subdebt investments	43,739	45,254

	256,806	258,734
Less allowance for losses on loans receivable	(5,261)	(7,825)

	251,545	250,909

Net real estate investments	2,441,972	1,992,446

Other assets:
Equity investments	3,298	3,299
Deferred loan expenses	6,958	10,331
Cash and cash equivalents	19,763	124,496
Receivables and other assets	77,652	52,159

	107,671	190,285

Total assets	$2,549,643	$2,182,731

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$151,000	$0
Senior unsecured notes	875,000	865,000
Secured debt	160,225	148,184
Accrued expenses and other liabilities	28,139	19,868

Total liabilities	1,214,364	1,033,052

Stockholders’ equity:
Preferred stock	283,751	120,761
Common stock	52,860	50,298
Capital in excess of par value	1,139,723	1,069,887
Treasury stock	(1,286)	(523)
Cumulative net income	745,817	660,446
Cumulative dividends	(884,890)	(749,166)
Accumulated other comprehensive income	1	1
Other equity	(697)	(2,025)

Total stockholders’ equity	1,335,279	1,149,679

Total liabilities and stockholders’ equity	$2,549,643	$2,182,731

4Q04 Earnings Release	January 31, 2005

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Revenues:
Rental income	$62,564	$53,723	$226,095	$172,212
Interest income	5,622	4,841	22,818	20,768
Transaction fees and other income	558	1,651	2,432	3,759
Prepayment fees	50	0	50	0

Gross revenues	68,794	60,215	251,395	196,739

Expenses:
Interest expense	18,721	16,731	71,994	52,811
Provision for depreciation	20,236	15,642	73,036	49,349
General and administrative	6,247	3,032	16,585	11,483
Loan expense	825	889	3,393	2,921
Impairment of assets	0	2,792	314	2,792
Provision for loan losses	300	2,120	1,200	2,870

Total expenses	46,329	41,206	166,522	122,226

Income from continuing operations	22,465	19,009	84,873	74,513

Discontinued operations:
Gain (loss) on sales of properties	(1,272)	(173)	(143)	4,139
Income (loss) from discontinued operations, net	16	243	641	4,088

	(1,256)	70	498	8,227

Net income	21,209	19,079	85,371	82,740

Preferred dividends	5,442	2,144	12,737	9,218
Preferred stock redemption charge	0	0	0	2,790

Net income available to common stockholders	$15,767	$16,935	$72,634	$70,732

Average number of common shares outstanding:
Basic	52,326	49,440	51,544	43,572
Diluted	52,784	50,119	52,082	44,201

Net income available to common stockholders per share:
Basic	$0.30	$0.34	$1.41	$1.62
Diluted	0.30	0.34	1.39	1.60

Dividends per share	$0.60	$0.585	$2.385	$2.34

4Q04 Earnings Release	January 31, 2005

HEALTH CARE REIT, INC.
Financial Supplement – December 31, 2004

Exhibit 1

Portfolio Composition ($000’s)

	# Properties	# Beds/Units	Balance	% Balance

Balance Sheet Data
Real Property	373	35,219	$2,190,427	90%
Loans Receivable (1)	21	2,643	213,067	9%
Subdebt Investments	0	0	43,739	1%

Total Investments	394	37,862	$2,447,233	100%
	# Properties	# Beds/Units	Investment (2)	% Investment

Investment Data
Assisted Living Facilities	234	15,776	$1,335,717	54%
Skilled Nursing Facilities	152	20,975	965,328	39%
Specialty Care Facilities	8	1,111	151,833	7%

Real Estate Investments	394	37,862	$2,452,878	100%

Notes: (1)	Includes $35,918,000 of loans on non-accrual.
(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,447,233,000 and $5,645,000, respectively.

Exhibit 2

Revenue Composition ($000’s)

	Three Months Ended		Year Ended
	December 31, 2004		December 31, 2004
Revenue by Investment Type (1)
Real Property	$63,134	92%	$230,278	91%
Loans Receivable	4,588	7%	18,482	7%
Subdebt Investments	1,183	1%	4,817	2%

Total	$68,905	100%	$253,577	100%

Revenue by Facility Type (1)
Assisted Living Facilities	$36,625	53%	$139,440	55%
Skilled Nursing Facilities	28,401	41%	98,677	39%
Specialty Care Facilities	3,879	6%	15,460	6%

Total	$68,905	100%	$253,577	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

4Q04 Earnings Release	January 31, 2005

Exhibit 3

Operator Concentration ($000’s)

Concentration by Investment	# Properties	Investment	% Investment

Emeritus Corporation	48	$361,367	15%
Southern Assisted Living, Inc.	43	200,750	8%
Commonwealth Communities L.L.C.	13	196,560	8%
Delta Health Group, Inc.	25	178,221	7%
Home Quality Management, Inc.	32	176,081	7%
Remaining Operators (45)	233	1,339,899	55%

Total	394	$2,452,878	100%

Exhibit 4

Geographic Concentration ($000’s)

Concentration by Region	# Properties	Investment	% Investment

South	244	$1,285,128	52%
Northeast	56	499,171	20%
West	49	322,758	13%
Midwest	45	345,821	15%

Total	394	$2,452,878	100%

Concentration by State	# Properties	Investment	% Investment

Florida	59	$376,115	15%
Massachusetts	33	341,935	14%
North Carolina	42	197,036	8%
Ohio	17	158,283	6%
Texas	36	145,529	6%
Remaining States (30)	207	1,233,980	51%

Total	394	$2,452,878	100%

4Q04 Earnings Release	January 31, 2005

Exhibit 5

Committed Investment Balances
($000’s except Investment per Bed/Unit)

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit

Assisted Living Facilities	234	15,776	$1,339,550	$84,911
Skilled Nursing Facilities	152	20,975	965,328	46,023
Specialty Care Facilities	8	1,111	151,833	136,663

Total	394	37,862	$2,456,711	-na-

Notes: (1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Exhibit 6

Selected Facility Data

				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgt. Fees	Mgt. Fees

Assisted Living Facilities	87%	86%	0%	1.45x	1.23x
Skilled Nursing Facilities	87%	16%	15%	2.11x	1.62x
Specialty Care Facilities	66%	23%	40%	2.69x	2.08x

		Weighted Averages		1.78x	1.44x

Notes: Data as of September 30, 2004.

Exhibit 7

Credit Support ($000’s)

	Balance	% Investment

Cross Defaulted	$2,344,328	96% of gross real estate investments
Cross Collateralized	165,589	78% of real property loans receivable
Master Leases	1,852,702	85% of real property owned

Current Capitalization ($000’s except share price)

	Balance	% Balance

Borrowings Under Bank Lines	$151,000	6%
Long-Term Debt Obligations	1,035,225	41%
Stockholders’ Equity	1,335,279	53%

Total Book Capitalization	$2,521,504	100%

Common Shares Outstanding (000’s)	52,925
Year-end Share Price	$38.15

Common Stock Market Value	$2,019,089	58%
Preferred Stock	283,751	8%
Borrowings Under Bank Lines	151,000	4%
Long-Term Debt Obligations	1,035,225	30%

Total Market Capitalization	$3,489,065	100%

Leverage & Performance Ratios

Debt/Total Book Cap	47%

Debt/Total Market Cap	34%

Interest Coverage	3.25x 4th Qtr.
3.24x YTD

Fixed Charge Coverage	2.53x 4th Qtr.
2.77x YTD

4Q04 Earnings Release	January 31, 2005

Exhibit 8

Revenue Maturities ($000’s)

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2005	$0	$718	$718	0%
2006	0	2,880	2,880	1%
2007	0	4,825	4,825	2%
2008	0	4,219	4,219	2%
2009	0	3,046	3,046	1%
Thereafter	251,480	5,846	257,326	94%

Total	$251,480	$21,534	$273,014	100%

Notes: (1) Revenue impact by year, annualized.

Exhibit 9

Debt Maturities and Principal Payments ($000’s)

Year	Lines of Credit (1)	Senior Notes	Secured Debt	Total

2005	$30,000	$0	$6,276	$36,276
2006	310,000	50,000	2,977	362,977
2007	0	175,000	15,004	190,004
2008	0	100,000	10,194	110,194
2009	0	0	13,278	13,278
2010	0	0	9,313	9,313
2011	0	0	21,149	21,149
Thereafter	0	550,000	82,034	632,034

Total	$340,000	$875,000	$160,225	$1,375,225

Notes: (1) Reflected at 100% capacity.

4Q04 Earnings Release	January 31, 2005

Exhibit 10

Investment Activity ($000’s)

	Three Months Ended		Year Ended
	December 31, 2004		December 31, 2004
Funding by Investment Type
Real Property	$125,179	99%	$554,102	95%
Loans Receivable	643	1%	9,438	2%
Subdebt Investments	53	0%	21,391	3%

Total	$125,875	100%	$584,931	100%

Funding by Facility Type
Assisted Living Facilities	$22,135	18%	$228,365	39%
Skilled Nursing Facilities	103,207	82%	350,262	60%
Specialty Care Facilities	533	0%	6,304	1%

Total	$125,875	100%	$584,931	100%

Exhibit 11

Disposition Activity ($000’s)

	Three Months Ended		Year Ended
	December 31, 2004		December 31, 2004
Dispositions by Investment Type
Real Property	$3,902	14%	$37,710	60%
Loans Receivable	9,881	36%	10,992	18%
Subdebt Investments	13,882	50%	13,882	22%

Total	$27,665	100%	$62,584	100%

Dispositions by Facility Type
Assisted Living Facilities	$18,772	68%	$39,889	64%
Skilled Nursing Facilities	8,893	32%	12,340	20%
Specialty Care Facilities			10,355	16%

Total	$27,665	100%	$62,584	100%

Exhibit 12

Discontinued Operations ($000’s)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Revenues
Rental income	$111	$1,033	$2,182	$10,175

Expenses
Interest expense	21	335	562	2,566
Provision for depreciation	74	455	979	3,521

Income (loss) from discontinued operations, net	$16	$243	$641	$4,088

4Q04 Earnings Release	January 31, 2005

Exhibit 13

Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Net income available to common stockholders	$15,767	$16,935	$72,634	$70,732
Provision for depreciation (1)	20,310	16,097	74,015	52,870
Loss (gain) on sales of properties	1,272	173	143	(4,139)
Prepayments fees	(50)	0	(50)	0
Rental income in excess of cash received	(1,657)	(7,903)	(13,792)	(14,928)

Funds available for distribution	35,642	25,302	132,950	104,535
Impairment of assets	0	2,792	314	2,792
Preferred stock redemption charge	0	0	0	2,790

Funds available for distribution - adjusted	35,642	28,094	133,264	110,117
Non-recurring rental cash payments	(3,036)	(197)	(8,144)	(6,271)

Funds available for distribution - recurring	$32,606	$27,897	$125,120	$103,846

Average common shares outstanding:
Basic	52,326	49,440	51,544	43,572
Diluted	52,784	50,119	52,082	44,201

Per share data:
Net income available to common stockholders
Basic	$0.30	$0.34	$1.41	$1.62
Diluted	0.30	0.34	1.39	1.60

Funds available for distribution
Basic	$0.68	$0.51	$2.58	$2.40
Diluted	0.68	0.50	2.55	2.36

Funds available for distribution - adjusted
Basic	$0.68	$0.57	$2.59	$2.53
Diluted	0.68	0.56	2.56	2.49

Funds available for distribution - recurring
Basic	$0.62	$0.56	$2.43	$2.38
Diluted	0.62	0.56	2.40	2.35

FAD Payout Ratio
Dividends per share	$0.60	$0.585	$2.385	$2.34
FAD per diluted share	$0.68	$0.50	$2.55	$2.36

FAD payout ratio	88%	117%	94%	99%

FAD Payout Ratio - Adjusted
Dividends per share	$0.60	$0.585	$2.385	$2.34
FAD per diluted share - adjusted	$0.68	$0.56	$2.56	$2.49

FAD payout ratio - adjusted	88%	104%	93%	94%

FAD Payout Ratio - Recurring
Dividends per share	$0.60	$0.585	$2.385	$2.34
FAD per diluted share - recurring	$0.62	$0.56	$2.40	$2.35

FAD payout ratio - recurring	97%	104%	99%	100%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

4Q04 Earning Release	January 31, 2005

Funds From Operations Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Net income available to common stockholders	$15,767	$16,935	$72,634	$70,732
Provision for depreciation (1)	20,310	16,097	74,015	52,870
Loss (gain) on sales of properties	1,272	173	143	(4,139)
Prepayments fees	(50)	0	(50)	0

Funds from operations	37,299	33,205	146,742	119,463
Impairment of assets	0	2,792	314	2,792
Preferred stock redemption charge	0	0	0	2,790

Funds from operations — adjusted	$37,299	$35,997	$147,056	$125,045

Average common shares outstanding:
Basic	52,326	49,440	51,544	43,572
Diluted	52,784	50,119	52,082	44,201

Per share data:
Net income available to common stockholders
Basic	$0.30	$0.34	$1.41	$1.62
Diluted	0.30	0.34	1.39	1.60

Funds from operations
Basic	$0.71	$0.67	$2.85	$2.74
Diluted	0.71	0.66	2.82	2.70

Funds from operations — adjusted
Basic	$0.71	$0.73	$2.85	$2.87
Diluted	0.71	0.72	2.82	2.83

FFO Payout Ratio
Dividends per share	$0.60	$0.585	$2.385	$2.34
FFO per diluted share	$0.71	$0.66	$2.82	$2.70

FFO payout ratio	85%	89%	85%	87%

FFO Payout Ratio — Adjusted
Dividends per share	$0.60	$0.585	$2.385	$2.34
FFO per diluted share — adjusted	$0.71	$0.72	$2.82	$2.83

FFO payout ratio — adjusted	85%	81%	85%	83%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

4Q04 Earning Release	January 31, 2005

FFO Outlook Reconciliation	Exhibit 15
(Amounts in 000’s except per share data)

	Year Ended
	December 31, 2005
	Low	High
Net income available to common stockholders	$76,500	$80,900
Provision for depreciation (1)	83,000	83,000

Funds from operations	159,500	163,900
Rental income in excess of cash received	(14,000)	(14,000)

Funds available for distribution	$145,500	$149,900

Average common shares outstanding (diluted)	55,000	55,000
Per share data (diluted):
Net income available to common stockholders	$1.39	$1.47
Funds from operations	2.90	2.98
Funds available for distribution	2.65	2.73

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

4Q04 Earning Release	January 31, 2005

EBITDA Reconciliation ($000’s)	Exhibit 16

	Three Months Ended				Year Ended
	December 31				December 31
	2004		2003		2004		2003
Net income	$21,209		$19,079		$85,371		$82,740
Provision for depreciation (1)	20,310		16,097		74,015		52,870
Interest expense (1)	18,742		17,066		72,556		55,377
Capitalized interest	285		407		875		1,535
Amortization (2)	1,016		1,102		4,247		3,957
Provision for loan losses	300		2,120		1,200		2,870

EBITDA	$61,862		$55,871		$238,264		$199,349

Interest Coverage Ratio
Interest expense (1)	$18,742		$17,066		$72,556		$55,377
Capitalized interest	285		407		875		1,535

Total interest	19,027		17,473		73,431		56,912
EBITDA	$61,862		$55,871		$238,264		$199,349

Interest coverage ratio	3.25	x	3.20	x	3.24	x	3.50	x

Fixed Charge Coverage Ratio
Total interest (1)	$19,027		$17,473		$73,431		$56,912
Preferred dividends	5,442		2,144		12,737		9,218

Total fixed charges	24,469		19,617		86,168		66,130
EBITDA	$61,862		$55,871		$238,264		$199,349

Fixed charge coverage ratio	2.53	x	2.85	x	2.77	x	3.01	x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

	(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.